PROSPECTUS SUPPLEMENT dated December 11, 1998
to Prospectus dated August 21, 1998

                         THE CHASE MANHATTAN CORPORATION

                                 Debt Securities
                                 Preferred Stock
                                    Warrants


      This Prospectus Supplement supplements our Prospectus dated August 21, 1998 relating to our debt securities, preferred stock and warrants (the "Prospectus").

                      ADDITIONAL COMPANY SENIOR SECURITIES

The following is added to the section of the Prospectus entitled "Description of Company Debt Securities --Company Senior Securities" to reflect the issuance of Company Senior Securities following the date of the Prospectus:

Terms and Provisions of Senior Medium-Term Notes, Series C

We have issued $1,885,000,000                The interest rate bases or formulas
aggregate principal amount of our            applicable to Series C Notes that
Senior Medium-Term Notes, Series C           bear interest at floating rates are
(the "Series C Notes"), since the            indicated in the table below. The
date of the Prospectus. In the               Series C Notes are not subject to a
table below we specify the                   sinking fund and are not redeemable
following terms of those Series C            unless a redemption date is
Notes:                                       indicated below. Unless otherwise
                                             indicated below, Series C Notes
o    Issuance date;                          that are redeemable are redeemable
o    Principal amount;                       at 100% of their principal amount,
o    Maturity date;                          plus accrued and unpaid interest,
o    Interest rate and redemption            if any, to the redemption date.
     dates, if any.


                                                           Interest Rate/
                                                           --------------
Issuance Date      Principal Amount   Maturity Date      Redemption Dates
-------------      ----------------   -------------      ----------------

October 13, 1998     $345,000,000     October 13, 2000   LIBOR Telerate reset
                                                         quarterly +  0.25%

October 13, 1998      $50,000,000     October 13, 2000   LIBOR Telerate reset
                                                         monthly +  0.25%

October 19, 1998      $52,000,000     October 19, 2000   LIBOR Telerate reset
                                                         monthly + 0.25%

                                                             Interest Rate/
                                                             --------------
Issuance Date      Principal Amount   Maturity Date        Redemption Dates
-------------      ----------------   -------------        ----------------

October 20, 1998      $50,000,000     April 20, 2000       LIBOR Telerate reset
                                                           quarterly + 0.20%

October 20, 1998      $50,000,000     April 20, 2000       LIBOR Telerate reset
                                                           quarterly + 0.20%

October 27, 1998     $200,000,000     October 27, 2000     LIBOR Telerate reset
                                                           quarterly + 0.25%

October 27, 1998      $10,000,000     October 27, 2000     LIBOR Telerate reset
                                                           quarterly + 0.25%

October 30, 1998      $75,000,000     April 26, 2000       LIBOR Telerate reset
                                                           quarterly + 0.18%

November 2, 1998     $265,000,000     November 2, 2000     LIBOR Telerate reset
                                                           quarterly + 0.28%

November 17, 1998     $85,000,000     November 17, 2000    LIBOR Telerate reset
                                                           quarterly + 0.25%

November 17, 1998     $50,000,000     November 17, 2000    LIBOR Telerate reset
                                                           quarterly + 0.25%

November 19, 1998     $41,000,000     May 19, 2000         LIBOR Telerate reset
                                                           quarterly + 0.18%

November 23, 1998     $70,000,000     November 22, 2000    LIBOR Telerate reset
                                                           quarterly + 0.25%

November 23, 1998     $25,000,000     November 22, 2000    LIBOR Telerate reset
                                                           quarterly + 0.25%

November 24, 1998     $42,000,000     November 24, 2000    LIBOR Telerate reset
                                                           quarterly + 0.25%

November 24, 1998     $30,000,000     November 24, 2000    LIBOR Telerate reset
                                                           quarterly + 0.25%

November 24, 1998     $50,000,000     November 30, 2000    LIBOR Telerate reset
                                                           quarterly + 0.25%

                                                             Interest Rate/
                                                             --------------
Issuance Date      Principal Amount   Maturity Date        Redemption Dates
-------------      ----------------   -------------        ----------------

November 24, 1998     $20,000,000      November 30, 2000   LIBOR Telerate reset
                                                           quarterly + 0.25%

December 4, 1998      $25,000,000      December 4, 2000    LIBOR Telerate reset
                                                           quarterly + 0.25%

December 8, 1998      $25,000,000      June 8, 2000        LIBOR Telerate reset
                                                           quarterly + 0.18%

December 8, 1998      $25,000,000      December 8, 2000    LIBOR Telerate reset
                                                           quarterly + 0.25%

December 8, 1998      $50,000,000      December 8, 2000    LIBOR Telerate reset
                                                           quarterly + 0.25%

December 8, 1998     $200,000,000      December 10, 2001   LIBOR Telerate reset
                                                           quarterly + 0.30%

December 11, 1998     $50,000,000      December 11, 2000   LIBOR Telerate reset
                                                           quarterly + 0.22%


                   ADDITIONAL COMPANY SUBORDINATED SECURITIES

The following is added to the section of the Prospectus entitled "Description of Company Debt Securities --Company Subordinated Securities" to reflect the issuance of Company Subordinated Securities following the date of the
Prospectus:

Terms and Provisions of 6% Subordinated Notes Due 2005

The 6% Subordinated Notes Due 2005           arrears on each May 1 and November
(the "6% Subordinated Notes") are            1, beginning May 1, 1999, to
limited to $300 million aggregate            holders of record as of the close
principal amount. They will mature           of business on the previous April
on November 1, 2005. The 6%                  15 or October 15. The 6%
Subordinated Notes bear interest             Subordinated Notes are not
from November 6, 1998 (or from the           redeemable prior to maturity and no
most recent date on which interest           sinking fund is provided for them.
was paid). Interest on the 6%
Subordinated Notes is payable in

Terms and Provisions of Subordinated Medium-Term Notes, Series A

We have issued $15,000,000                   The interest rate bases or formulas
aggregate principal amount of our            applicable to Series A Notes that
Subordinated Medium-Term Notes,              bear interest at floating rates are
Series A (the "Series A Notes"),             indicated in the table below. The
since the date of the Prospectus.            Series A Notes are not subject to a
In the table below we specify the            sinking fund and are not redeemable
following terms of those Series A            unless a redemption date is
Notes:                                       indicated below. Unless otherwise
                                             indicated below, Series A Notes
o    Issuance date;                          that are redeemable are redeemable
o    Principal amount;                       at 100% of their principal amount,
o    Maturity date;                          plus accrued and unpaid interest,
o    Interest rate and redemption            if any, to the redemption date.
     dates, if any.

                                                           Interest Rate/
                                                           --------------
Issuance Date      Principal Amount   Maturity Date      Redemption Dates
-------------      ----------------   -------------      ----------------

October 9, 1998       $15,000,000     October 9, 2013    6.125%; redeemable in
                                                         whole only on quarterly
                                                         interest payment dates
                                                         on or after October 9,
                                                         2001